UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ATRIX LABORATORIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.
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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

ATRIX LABORATORIES, INC.

Dear Stockholder:

      On behalf of the board of directors, I invite you to attend the Annual Meeting of Stockholders of Atrix Laboratories, Inc. to be held on April 27, 2003 at 2:00 p.m. local time, at The Fort Collins Marriott, 350 East Horsetooth Road, Fort Collins, Colorado.

      The formal business to be conducted at the meeting is described in the notice that follows this letter. We will also review 2002, discuss expectations for the future and will be available to answer your questions during the meeting and afterward.

      We rely upon all stockholders to execute and return their proxies promptly in order to avoid costly proxy solicitation. You may also vote your shares electronically through the Internet or by telephone. This will eliminate the need to return your proxy card. Instructions for Internet and telephone voting are on your proxy card. Returning your proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

David R. Bethune,
Chairman of the Board and
Chief Executive Officer

March 26, 2003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Sunday, April 27, 2003

      The Annual Meeting of Stockholders of Atrix Laboratories, Inc. will be held at The Fort Collins Marriott, 350 East Horsetooth Road, Fort Collins, Colorado 80525 on Sunday, April 27, 2003 at 2:00 p.m. local time, for the following purposes:

1.	To elect directors.

2.	To consider and vote upon a proposal to amend and restate our 2000 Stock Incentive Plan, including to increase by 1,500,000 the number of shares of common stock reserved for issuance under the Plan.

3.	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2003.

4.	To transact such other business as may properly come before the meeting or any adjournments of the meeting.

      The foregoing items of business are more fully described in the proxy statement accompanying this notice. Stockholders who owned shares of our common stock at the close of business on March 21, 2003 are entitled to notice of, and to vote at, the meeting.

      All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote your shares as soon as possible.

By Order of the Board of Directors

David R. Bethune,
Chairman of the Board and
Chief Executive Officer

Fort Collins, Colorado

Dated: March 26, 2003

TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, PLEASE VOTE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. MOST STOCKHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR VOTE: (1) VIA THE INTERNET AT WWW.PROXY.COM; (2) BY PHONE (PLEASE SEE YOUR PROXY CARD FOR INSTRUCTIONS) OR (3) BY MAIL, USING THE PAPER PROXY CARD.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held on Sunday, April 27, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING
General
Record Date and Shares Outstanding
Revoking Your Proxy
How Your Proxy Will Be Voted
Quorum
Voting
Solicitation of Proxies
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Nominees for Election
Directors Whose Term of Office Will Continue After the Meeting
Vote Required and Board of Directors’ Recommendation
Executive Officers
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants Table
Aggregated Option Exercises and Fiscal Year-End Option Values
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Employment Agreements
Equity Compensation Plan Information
REPORT OF THE COMPENSATION COMMITTEE
Executive Compensation Philosophy
Compensation Elements
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
Audit Fees
AMENDMENT AND RESTATEMENT OF THE 2000 STOCK INCENTIVE PLAN
General Description
Administration
Shares Reserved
Code Section 162(m) Limitations
Amendment and Termination
Other Terms
Certain Federal Tax Consequences
Plan Benefits
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
Vote Required and Board of Directors’ Recommendation
VOTING VIA THE INTERNET OR BY TELEPHONE
For Shares Directly Registered in the Name of the Stockholder
For Shares Registered in the Name of a Broker or a Bank
DELIVERY OF VOTING MATERIALS
ANNUAL REPORT
STOCKHOLDER PROPOSALS
CHARTER OF THE AUDIT COMMITTEE
COMMITTEE MEMBERSHIP
DUTIES AND RESPONSIBILITIES
MEETINGS
MINUTES
ATRIX LABORATORIES, INC. 2000 STOCK INCENTIVE PLAN (Amended and restated as of April 27, 2003)

i

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the board of directors of Atrix Laboratories, Inc., a Delaware corporation, for use at our Annual Meeting of Stockholders to be held on April 27, 2003, and at any adjournment, continuation or postponement of the meeting.

      A number of abbreviations are used in the proxy statement. We refer to the company as “Atrix” or “we,” “us” or “our.” The term “proxy solicitation materials” includes this proxy statement, as well as the enclosed proxy card. References to “fiscal 2002” means our 2002 fiscal year which began on January 1, 2002 and ended on December 31, 2002. Our 2003 Annual Meeting of Stockholders is simply referred to as the “annual meeting” or the “meeting.”

      Our principal executive office is located at 2579 Midpoint Drive, Fort Collins, Colorado 80525. Our principal executive office telephone number is (970) 482-5868.

      These proxy solicitation materials were mailed on or about March 26, 2003 to all stockholders entitled to vote at the annual meeting.

Record Date and Shares Outstanding

      Stockholders who owned shares of our common stock at the close of business on March 21, 2003, referred to as the record date, are entitled to notice of, and to vote at, the annual meeting. At the record date, we had 20,539,016 shares of common stock issued and outstanding.

Revoking Your Proxy

      You may revoke your proxy at any time prior to the date of the annual meeting by: (1) submitting a later-dated vote, in person at the annual meeting, via the Internet, by telephone or by mail, or (2) delivering instructions to the attention of Investor Relations at our principal executive office, 2579 Midpoint Drive, Fort Collins, Colorado 80525. Any notice of revocation sent to us must include the stockholder’s name and must be received prior to the meeting to be effective.

How Your Proxy Will Be Voted

      All shares represented by properly executed proxies received in time for the meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by proxies will be voted:

•	FOR the election of all nominees for director;

•	FOR the proposal to amend and restate our 2000 Stock Incentive Plan; and

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent auditors for the calendar year ending December 31, 2003.

      In addition, if any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the board of directors. We have not received notice of any other matters that may properly be presented at the annual meeting.

Quorum

      Each share of common stock outstanding on the record date is entitled to one vote. Cumulative voting is not permitted. A quorum, which is a majority of the outstanding shares as of the record date, must be present to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting, if you vote your shares by telephone or over the Internet, or if you submit a properly executed proxy card. Votes against a particular proposal will be counted both to determine the presence or absence of a quorum and to determine whether the requisite majority of voting shares has been obtained.

Voting

Tabulation

      If a quorum is present, the affirmative vote of (1) a plurality of the shares of common stock voting at the annual meeting is required to elect directors, and (2) a majority of the shares voted at the annual meeting is required to approve the proposal to amend and restate our 2000 Stock Incentive Plan and to ratify the appointment of Deloitte & Touche LLP as our independent accountants for this fiscal year.

      Our transfer agent will tabulate votes cast by proxy by an automated system. Votes cast by proxy or in person at the meeting will be counted by the persons appointed by us to act as election inspectors for the meeting. Abstentions, broker non-votes, which are explained below, and shares as to which authority to vote on any proposal is withheld, are each included in the determination of the number of shares present and voting at the meeting for purposes of obtaining a quorum. Each will be tabulated separately.

Abstentions; Broker Non-Votes

      In the absence of controlling precedent to the contrary, we intend to treat abstentions and broker non-votes in the following manner. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring the approval of a majority of the shares of common stock present and entitled to vote and, therefore, do not have the effect of votes in opposition for such proposals. With respect to Proposal 1 requiring a plurality vote and Proposals 2 and 3 requiring the affirmative vote of a majority of the common stock, present and entitled to vote, broker “non-votes” have no effect. Because abstentions will be included in tabulations of the shares of common stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as a negative vote on Proposals 2 and 3.

Solicitation of Proxies

      This solicitation is being made by mail on behalf of our board of directors, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, e-mail or personal interview. We will bear the expense of the preparation, printing and mailing of the enclosed form of proxy, notice of annual meeting and this proxy statement and any additional material relating to the meeting that may be furnished to our stockholders by our board subsequent to the furnishing of this proxy statement. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of stockholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or employees, without additional compensation, or selected securities dealers. We anticipate that the cost of such supplementary solicitations, if any, will not be material.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Our amended and restated certificate of incorporation provides for a board of directors made up of three classes. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. In accordance with our bylaws, the board of directors has currently set the total number of directors at eight, with three directors in Class A, two directors in Class B and three directors in Class C. The current terms of the Class B and Class C directors expire at our annual meeting of stockholders for the years ended 2004 and 2005, respectively. The current term of the Class A directors expires at the meeting.

      The board of directors has nominated Dr. D. Walter Cohen, Mr. Sander Flaum and Mr. Peter Schied for election as Class A directors to serve for a three-year term expiring at the annual meeting of the stockholders for the year ended 2006 and until their successors are elected and qualified.

      If any of the Class A nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

      The names of the Class A nominees, the directors who will continue in office after the meeting and certain information about each of them is set forth below. There is no family relationship between any of our directors or executive officers.

Nominees for Election

	Principal Occupation or Employment During	Director
Name and Age	Past Five Years; Other Directorships	Since

Dr. D. Walter Cohen (78)	Chancellor of the Medical College of Pennsylvania since 1993 and President of the Medical College of Pennsylvania from 1986 to 1993. Since 1950, Dr. Cohen has had a dental practice specializing in periodontics. Dr. Cohen received his DDS from the University of Pennsylvania School of Dentistry and served as its Dean from 1972 to 1983.	1992
Sander A. Flaum (68)	Chief Executive Officer of Robert A. Becker, Inc. Euro RSCG, a health care advertising, marketing and communications company and a member of the Euro RSCG Healthcare Global Network, since 1998. Mr. Flaum is also adjunct professor at The Fordham University Graduate School of Business in New York City and a member of the editorial advisory board of Pharmaceutical Executive. He serves on the board of Neopharm Corporation. Mr. Flaum received his B.A. in Business from Ohio State University, an M.B.A. in Business from Fairleigh Dickinson University and attended the Columbia University Graduate School in advance marketing studies.	1999
Peter J. Schied (61)	Chief Financial Officer, Vice President and Corporate Secretary of the Adolor Corporation, a public research based late-stage biopharmaceutical company since 1997. Mr. Schied also serves as Director and Executive Committee of the Greater Philadelphia Urban Affairs Coalition and Chairman of its Audit and Finance Committee and Director of Bucks County Housing Group. He is also a member of the Advisory Board of the College of Engineering of Drexel University. Mr. Schied received his B.S. in Engineering and his MBA in Finance and International Business from Drexel University.	2003

Directors Whose Term of Office Will Continue After the Meeting

	Principal Occupation or Employment During	Director
Name and Age	Past Five Years; Other Directorships	Since

David R. Bethune* (62)	Chairman and Chief Executive Officer, since August 1999. President and Chief Operating Officer of IVAX Corporation, a pharmaceutical holding company, from 1997 to 1998. Consultant to the pharmaceutical industry from 1996 to 1997. President and Chief Executive Officer of Aesgen, Inc., a pharmaceutical company, from 1995 to 1996. Group Vice President of American Cyanamid Company, a health care business, from 1992 to 1995. President, North American Division for G.D. Searle from 1983 to 1988. Mr. Bethune also serves as a director of Female Health Co. and St. Charles Pharmaceutical. Mr. Bethune received his B.S. in Business from Lenoir Rhyne College and an Executive Management degree from Columbia University Graduate School.	1995
Dr. Nicolas Bazan* (60)	Professor at Louisiana State University Medical Center and Neuroscience Center of Excellence in the areas of Ophthalmology, Biochemistry, Molecular Biology, and Neurology; Director, Neuroscience Training Program since 1981. Dr. Bazan sits on the Scientific Advisory Board of Centaur in Sunnyvale, California, and is the founder and Chairman of the Board of St. Charles Pharmaceuticals in New Orleans, Louisiana. Dr. Bazan received his B.S. in 1959 from Colegio Belgrtano, Argentina, his M.D. from U. Tucuman, Argentina, and his Ph.D. from the Medical School at U. Tucuman.	2000
H. Stuart Campbell** (73)	Formerly Owner and Vice-President of Highland Packaging Labs, Inc., a specialty packaging company for the pharmaceutical industry, since 1983. Mr. Campbell also serves as a director of Mesa Laboratories, Inc. Mr. Campbell received a B.S. in Agriculture from Cornell University.	1995
C. Rodney O’Connor** (70)	Chairman and Chief Executive Officer of Cameron Associates, Inc., a financial communications firm, since 1976. Mr. O’Connor also serves on the board of Streicker Mobile Fueling, Inc. Mr. O’Connor received an M.B.A. in Finance from the Wharton School of Finance.	1987
Dr. George J. Vuturo** (53)	Co-founder and Managing Partner, Designing Solutions, LLC, a health care service company, since 1995. Dr. Vuturo received his B.S. in Biology from Fairfield University, his B.S. in Pharmacy and his Ph.D. degree in Health Care Administration from the University of Florida.	2001

*	Class B director

**	Class C director

Vote Required and Board of Directors’ Recommendation

      The three nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ELECT DR. D WALTER COHEN, MR. SANDER A. FLAUM AND MR. PETER J. SCHIED AS CLASS A DIRECTORS.

Board of Directors and Committee Meetings

      The board of directors held eight meetings during fiscal 2002. During fiscal 2002, no director attended fewer than 75% of the aggregate number of meetings of the board of directors and meetings held by all committees of the board on which such director served. The board of directors has standing executive, audit, nominating, and compensation committees.

      Executive Committee. The current members of the executive committee are Mr. Bethune, and Dr. Vuturo. The executive committee has the authority to conduct our business and affairs, except where action of the entire board of directors is specified by statute. The executive committee did not meet in 2002.

      Audit Committee. The current members of the audit committee are Mr. H. Stuart Campbell, Chairman, Mr. C. Rodney O’Connor, and Dr. George Vuturo. During 2002 the audit committee met five times. The audit committee assists the board of directors in its general oversight of our financial reporting, internal controls and audit functions. For further information see “Audit Committee Report” on page 16.

      Compensation and Stock Committee. The current members of the compensation committee are Mr. Sander Flaum, Chairman, Dr. Nicolas Bazan and Dr. Walter Cohen. The compensation committee met one time during 2002 and all members were present at that time. The compensation committee performs the following duties: (1) considers and makes recommendations to the board with respect to our overall compensation policies; (2) approves the compensation payable to our executive officers; (3) reviews proposed compensation of executives as provided in our executive compensation plan; (4) advises management on all other executive compensation matters as requested; (5) construes and interprets our stock option plans; and (6) reports to the board as and when appropriate with respect to all of the foregoing.

      Nominating Committee. The current members of the nominating committee are Mr. H. Stuart Campbell and Dr. Walter Cohen. The nominating committee met once during 2002. The nominating committee performs the following duties: (1) identifies director candidates; (2) seeks individuals qualified to become board members for recommendation to the board; and (3) receives comments from all directors and reports annually to the board with an assessment of the board’s performance, to be discussed at the full board following the end of each fiscal year.

      The board of directors will consider nominees recommended by stockholders. Recommendations for our annual meeting of stockholders to be held in 2004 must be submitted in writing to our Corporate Secretary at 2579 Midpoint Drive, Fort Collins, Colorado 80525. Such recommendations must include the name, address and principal business occupation of the candidate for the last five years and must be received by the Corporate Secretary on or after January 12, 2004 but no later than February 10, 2004.

Executive Officers

      The names of each of our executive officers and certain information about each of them as of March 21, 2003 is set forth below.

			Executive Officer of
Name	Age	Present Executive Office	the Company Since

David R. Bethune	62	Chairman and Chief Executive Officer since August 1999. President and Chief Operating Officer of IVAX Corporation from 1997 to 1998. Consultant to the pharmaceutical industry from 1996 to 1997. President and Chief Executive Officer of Aesgen, Inc from 1995 to 1996. Group Vice President of American Cyanamid Company from 1992 to 1995. President, North American Division for G.D. Searle from 1983 to 1988. Mr. Bethune also serves as a director of Female Health Co. and St. Charles Pharmaceutical.	1999

			Executive Officer of
Name	Age	Present Executive Office	the Company Since

Stephen L. Warren, M.D.	45	Vice President of Research and Development since February 1, 2002. Vice President, Research and Development, IOMED 2001-2002. Director, Clinical Development, Allos Therapeutics from 2000 to 2001. Associate Medical Director, Gilead Sciences from 1998 to 2000. Director, Drug Delivery, NeXstar Pharmaceuticals from 1997 to 1998.	2002
Charles P. Cox, Ph.D.	50	Senior Vice President of Corporate Development since April 2001, Vice President, New Business Development from January 1996 to April 2001 and Vice President, Product Development from September 1992 to January 1996.	1992
Brian G. Richmond	51	Chief Financial Officer since June 2001, Vice President, Finance from December 1997 to June 2001, Assistant Secretary since January 1997, Corporate Controller from January 1997 to November 1997 and Accounting Manager from 1991 to 1996.	1997
David W. Osborne, Ph.D.	42	Vice President, Dermatology Division since August, 2002. Vice President, Pharmaceutical Development since December 1998. Vice President, Research & Development, ViroTex Corporation, The Woodlands, Texas from 1993 to 1998.	2002

      Our officers serve at the discretion of the board of directors and are elected at the first meeting of the board after each annual meeting of stockholders.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table summarizes the total compensation of our Chief Executive Officer last year and our four other most highly compensated executive officers in fiscal 2002 and the total compensation earned by each such individual for our two previous fiscal years.

Summary Compensation Table

					Long-Term
					Compensation
					Award

		Annual Compensation			Securities
					Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)		Options(#)	Compensation($)

Mr. David R. Bethune,	2002	$323,435	$450,000	(1)	100,000	$53,434	(2)
Chairman and CEO	2001	271,667	-0-		200,503	51,634	(2)
	2000	255,000	-0-		260,000	100,901	(2)

Dr. Stephen L. Warren	2002	$190,458	$-0-		50,000	$41,907	(3)
Vice President of Research and Development

Dr. Charles P. Cox,	2002	$182,000	$5,000		8,000	$19,460	(4)
Senior Vice President of Corporate	2001	170,000	-0-		35,000	15,153	(4)
Development	2000	155,000	-0-		86,000	15,846	(4)

Mr. Brian G. Richmond	2002	$173,800	$20,000		15,000	$28,648	(5)
Chief Financial Officer	2001	148,750	-0-		42,000	15,459	(5)
	2000	120,000	-0-		69,500	12,417	(5)

Dr. David W. Osborne	2002	$173,341	$6,000		10,000	$10,712	(6)
Vice President, Dermatology Division	2001	156,250	-0-		20,000	4,573	(6)
	2000	145,000	-0-		36,000	4,425	(6)

Dr. J. Steven Garrett	2002	$196,933	$4,000		5,000	$12,408	(8)
Principal Dental Specialist(7)	2001	202,500	-0-		35,000	5,250	(8)
	2000	190,000	-0-		100,000	5,458	(8)

Dr. Richard L. Dunn,	2002	$183,667	$15,000		20,000	$18,407	(9)
Principal Research Scientist(10)	2001	165,917	-0-		40,000	10,936	(9)
	2000	152,000	-0-		69,000	14,516	(9)

(1)	Includes $300,000 cash bonus and $150,000 in deferred compensation.

(2)	Includes $42,434 and $51,634 in housing and travel adjustment paid to Mr. Bethune in fiscal 2002 and 2001, respectively, and $11,000 in matching contributions made by us under our 401(k) plan in fiscal year 2002. Mr. Bethune acquired an additional 10,000 shares of common stock in 2000 and we issued him an additional 10,000 shares to match this corresponding stock purchase. We recognized $75,062 of compensation related to this arrangement. The remaining $25,839 represents a housing and travel adjustment for a total of $100,901.

(3)	Represents $41,907 of relocation expenses paid out in fiscal 2002.

(4)	Includes $8,540, $10,053 and $10,698 of accumulated vacation paid out in fiscal 2002, 2001 and 2000, respectively, and $10,920, $5,100, $5,148, in matching contributions made by us under our 401(k) plan in fiscal 2002, 2001 and 2000, respectively.

(5)	Represents $16,099, $10,996 and $8,561 of accumulated vacation paid out in fiscal 2002, 2001 and 2000, respectively, and $10,714, $4,463 and $3,857 in matching contributions made by us under our 401(k) plan in fiscal 2002, 2001 and 2000, respectively. Also includes $1,835 paid out to Mr. Richmond for personal travel in fiscal 2002.

(6)	Represents $10,712, $4,573 and $4,425 in matching contributions made by us under our 401(k) plan in fiscal 2002, 2001 and 2000, respectively.

(7)	Dr. Garrett was an executive officer until August 7, 2002 at which time he became Principal Dental Specialist.

(8)	Represents $10,498, $5,250 and $5,458 in matching contributions made by us under our 401(k) plan in fiscal 2002, 2001 and 2000, respectively. Including $1,910 of accumulated vacation paid out in fiscal 2002.

(9)	Includes $7,522, $6,051 and $9,747 of accumulated vacation paid out in fiscal 2002, 2001 and 2000, respectively, and $10,886, $4,885, and $4,769 in matching contributions made by us under our 401(k) plan in fiscal 2002, 2001 and 2000, respectively.

(10)	Dr. Dunn was an executive officer until August 28, 2002 at which time he became Principal Research Scientist.

     The foregoing compensation table does not include certain fringe benefits made available on a non-discriminatory basis to all of our employees, such as group health insurance, dental insurance, long-term disability insurance, vacation and sick leave. In addition, we may make available certain non-monetary benefits to our executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. We consider such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of the executive officers, which cannot be precisely ascertained but which is the lesser of either (a) ten percent of the salary and bonus paid to each such executive officer or to the group, respectively, or (b) $50,000 or $50,000 times the number of individuals in the group, as the case may be, is not included in such table.

Option Grants Table

      The following table provides information relating to the grant of stock options to the named executive officers during the 2002 fiscal year.

Option Grants in Last Fiscal Year

						Potential Realizable
						Value at Assumed
						Annual Rates of
						Stock Price
						Appreciation
	Individual Grants					for Option Term(1)

		% of Total
	Number of	Options
	Securities	Granted to	Fair Market	Exercise
	Underlying	Employees	Value on	or Base
	Options	in Fiscal	Date of Grant	Price	Expiration
Name	Granted(#)(2)	Year	($/Sh)	($/Sh)	Date	5%($)	10%($)

Mr. David R. Bethune	25,000	3.0%	$22.62	$22.62	5/22/2012	$355,640	$901,261
	25,000	3.0%	22.62	25.00	5/22/2012	393,059	996,089
	25,000	3.0%	22.62	28.00	5/22/2012	440,226	1,115,620
	25,000	3.0%	22.62	30.00	5/22/2012	471,671	1,195,307
Dr. Stephen L. Warren	50,000	6.0%	21.09	21.09	1/22/2012	663,169	1,680,601
Dr. Charles P. Cox	8,000	1.0%	22.83	22.83	5/6/2012	114,861	291,081
Mr. Brian G. Richmond	15,000	1.8%	22.83	22.83	5/6/2012	215,365	545,777
Dr. David W. Osborne	10,000	1.2%	22.83	22.83	5/6/2012	143,577	363,851
Dr. J. Steven Garrett	5,000	0.6%	22.83	22.83	5/6/2012	71,788	181,926
Dr. Richard L. Dunn	20,000	2.4%	22.83	22.83	5/6/2012	287,153	727,703

(1)	Potential realizable value is based on an assumption that the stock price of our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

(2)	All options vest and become exercisable in three equal annual installments commencing on the first anniversary of the grant date.

Aggregated Option Exercises and Fiscal Year-End Option Values

      The following table provides information relating to the exercise of stock options during fiscal 2002 by each of the named executive officers and the 2002 fiscal year-end value of unexercised options.

Aggregated Option Exercises in Last Fiscal Year and Fy-End Option Values

Number of
			Unexercised	Value of Unexercised
			Options at	In-the-Money Options
			FY-End	at FY-End
			(#)	($)(1)
Shares Acquired
	on Exercise	Value Realized	Exercisable/	Exercisable/
Name	(#)	($)	Unexercisable	Unexercisable

Mr. David Bethune	-0-	-0-	331,103/255,400	2,013,416/409,064
Dr. Stephen L. Warren	-0-	-0-	0/50,000	0/0
Dr. Charles P. Cox	20,000	$217,400	137,318/60,690	698,019/170,417
Mr. Brian G. Richmond	1,800	$13,374	105,730/66,770	430,948/174,148
Dr. David W. Osborne	-0-	-0-	66,860/35,640	310,024/86,089
Dr. J. Steven Garrett	9,000	$41,640	152,752/62,417	696,161/178,361
Dr. Richard L. Dunn	5,000	$28,150	114,655/70,260	575,203/155,819

(1)	The market value of underlying shares of common stock is equal to the fair market value at December 31, 2002, $15.34 per share, less the option exercise price, multiplied by the number of shares of common stock in the money.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of outstanding shares of common stock as of the record date, by (1) each person who is known by us to own beneficially five percent or more of the outstanding shares, (2) each of our directors, (3) our CEO and each of the named executive officers, and (4) all directors and executive officers as a group.

	Shares	Percent
	Beneficially	of
Name	Owned(1)	Class

FMR Corp.(2)	1,928,500	9.35%
Elan International Services, Ltd.(3)	1,442,478	7.00%
Mr. Nicolas Bazan	25,630	*
Mr. David R. Bethune	498,180	2.42%
Mr. H. Stuart Campbell(4)	74,525	*
Dr. D. Walter Cohen	36,243	*
Dr. Charles P. Cox	161,648	*
Mr. Sander Flaum	32,026	*
Mr. C. Rodney O’Connor	112,372	*
Dr. David W. Osborne	92,847	*
Mr. Brian G. Richmond	123,310	*
Mr. Peter J. Schied(5)	-0-	-0-
Dr. George J. Vuturo	25,138	*
Dr. Stephen L. Warren	16,500	*
All executive officers and directors as a group (12 persons)	1,198,419	5.81%

*	Less than 1% based on 20,539,016 shares outstanding as of March 21, 2003.

(1)	Shares of our common stock are considered beneficially owned, for purposes of this table, only if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security, or if the person has the right to acquire beneficial ownership within 60 days, unless otherwise indicated. The foregoing share amounts include the following number of shares which may be acquired pursuant to stock options exercisable within 60 days of the record date: Dr. Bazan, 18,348 shares, Mr. Bethune, 377,703 shares, Mr. Campbell, 39,372 shares; Dr. Cohen, 27,372 shares; Dr. Cox, 150,348 shares; Mr. Flaum, 28,372 shares, Mr. O’Connor, 39,372 shares; Dr. Osborne, 77,200 shares; Mr. Richmond, 122,210 shares; Dr. Vuturo, 9,603 shares; Dr. Warren, 16,500 shares and all executive officers and directors as a group, 1,198,419 shares.

(2)	Based on a filing with the Securities and Exchange Commission on February 13, 2003, indicating beneficial ownership as of December 31, 2002. This filing was made with respect to 1,928,500 shares of our common stock by FMR Corp., which indirectly holds such shares on behalf of its direct and indirect subsidiaries. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and a registered investment adviser, is the beneficial owner of 1,632,300 shares of our common stock as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d, Chairman of FMR, and FMR, through its control of Fidelity, have sole power to dispose of 1,632,300 shares of our common stock. The business address for each such reporting person is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	Information is based upon the Schedule 13D filed by Elan International Services, Ltd., on August 7, 2000. Elan International’s business address is 102 St. James Court, Flatts, Smiths Parish, FL 04, Bermuda. The shares beneficially owned include 1,000,000 shares of our common stock that may be acquired pursuant to the exercise of warrants.

(4)	Includes 57 shares held by Mr. Campbell’s wife, in which shares Mr. Campbell disclaims any beneficial interest.

(5)	Mr. Schied joined the board effective February 2003.

Employment Agreements

      On January 13, 1995, we entered into an employment agreement with Dr. Garrett. Pursuant to the terms of the agreement, Dr. Garrett’s duties are to act as Vice President of Dental Clinical Research. On August 7, 2002 the employment agreement was amended and Dr. Garrett’s position was changed from Vice President of Dental Clinical Research to Principal Dental Specialist. The amended employment agreement provides that Dr. Garrett will receive a base salary of $150,000.

      On August 28, 2002 we entered into an agreement with Dr. Dunn. Pursuant to the terms of the agreement, Dr. Dunn’s duties are to act as Principal Research Scientist. The employment agreement provides that Dr. Dunn receive a base salary of $180,000.

      On August 3, 1999, we entered into an agreement with Mr. Bethune. Pursuant to the terms of the agreement, Mr. Bethune’s duties are to act as Chief Executive Officer. The employment agreement provides that Mr. Bethune receive a base salary of $255,000, which was subsequently increased to $350,000 effective May 1, 2002.

      On January 21, 2002, we entered into an agreement with Dr. Warren. Pursuant to the terms of the agreement, Dr. Warren’s duties are to act as Vice President of Research and Development. The employment agreement provides that Dr. Warren receive a monthly base salary of $16,250. Dr. Warren received options to purchase 50,000 shares of common stock, which vest in three equal annual installments.

Compensation Pursuant to Plans

      Stock Option Plans. We have four stock option plans under which options may currently be granted, our amended and restated 1987 Performance Stock Option Plan, our 2000 Stock Incentive Plan, our Non-Qualified Stock Option Plan, and our Non-Employee Director Stock Incentive Plan. The persons eligible to receive options, the number of options authorized and outstanding, and the number of options granted during the preceding fiscal year under each plan are as follows:

				# Options
		# Options	# Options	Granted in
Name of Plan	Persons Eligible	Authorized	Outstanding(1)	2002

1987 Stock Option Plan	Employees and directors	2,500,000	875,198	7,000
2000 Stock Incentive Plan	Employees, directors and consultants	2,750,000	2,464,869	820,400
Non-Qualified Stock Option Plan	Consultants	150,000	48,000	0
Non-Employee Director Stock Plan	Non-employee directors	25,000	8,369	1,871

(1)	Any unexercised options that expire or terminate in accordance with the plan become available again for issuance under the plan, except that shares cannot be reissued upon the expiration of the plan.

      401(k) Plan. We maintain a defined contribution savings plan, or 401(k) plan, to provide retirement income to our employees, including all executive officers. All employees who are over 21 years of age are eligible to participate in the 401(k) plan. The 401(k) plan is funded by voluntary pre-tax contributions from employees up to a maximum amount equal to 17% of annual compensation up to $12,000. In addition, we provide 100% matching contributions up to 6% of annual compensation, and an additional 50% matching contributions from 7%-12% of annual compensation. Employees who have completed one year of service are eligible for matching contributions. Participants are fully vested in all pre-tax, after-tax and matching contributions as soon as they are made.

      Employee Stock Purchase Plan. We maintain an employee stock purchase plan, or ESPP, that provides eligible employees the opportunity to purchase shares of our common stock through authorized payroll deductions at 85% of the average market price on the last day of each quarter. All employees who have completed six months of employment of 20 hours per week or greater are eligible to participate in our ESPP. This plan qualifies as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Currently, 272,846 shares of common stock are available for purchase under the plan.

Equity Compensation Plan Information

      The following table provides information about shares of our common stock that we may issue upon exercise of options, warrants and rights under our existing equity compensation plans. All information is provided as of December 31, 2002.

			Number of Securities
			Remaining Available for
	Number of Securities	Weighted-Average	Future Issuance Under
	to be Issued Upon	Exercise Price of	Equity Compensation
	Exercise of	Outstanding	Plans (Excluding
	Outstanding Options,	Options, Warrants	Securities Reflected in
Plan Category	Warrants and Rights	and Rights	Column (a))

	(a)	(b)	(c)

Equity compensation plans approved by the security holders	3,340,067	$15.72	118,298
Equity compensation plans not approved by security holders	55,824	$12.24	59,196
Total	3,395,891	$15.66	177,494

      The equity compensation plans approved by our stockholders are the 1987 Performance Stock Option Plan and the 2000 Stock Incentive Plan. The equity compensation plans that have not been approved by our stockholders are the Non-Employee Director Stock Incentive Plan and the Non-Qualified Stock Option Plan. These plans are described in more detail in Note 6 in the notes to the consolidated financial statements in our

Annual Report on Form 10-K for the year ended December 31, 2002, a copy of which has been mailed to stockholders along with this proxy statement.

Compensation of Directors

      Each non-employee director receives in lieu of an annual cash retainer, an option to purchase 2,800 shares of common stock, granted in quarterly installments, which vest in three equal annual installments. Each non-employee director may elect to apply all or any portion of the annual retainer fee to the acquisition of restricted shares or the receipt of stock options in accordance with the terms of our non-employee director stock incentive plan. Under our non-employee director stock incentive plan, immediately following each annual meeting of the stockholders, each non-employee director is granted a non-qualified stock option to purchase 4,000 shares (5,000 shares in the case of a non-employee Chairman of the Board). The options vest in three equal annual installments. We also reimburse expenses of directors for attending meetings. In addition, each non-employee director receives $1,500 for each board meeting attended, which the directors can elect to receive either in cash or in shares of restricted stock. Our directors who are also officers do not receive any additional compensation for their service as members of the board of directors.

REPORT OF THE COMPENSATION COMMITTEE

      Our compensation committee is currently comprised of three independent outside directors and is responsible for establishing our overall compensation policy and administering the compensation programs for our executive officers.

Executive Compensation Philosophy

      The compensation committee applies a consistent philosophy of compensation for all of our employees, including our executive officers. This philosophy is based on the premise that our achievements result from the coordinated efforts of all individuals working toward common objectives.

      The goals of the executive compensation program are to align executive compensation with our business objectives and performance, and to enable us to attract, retain and reward executive officers who contribute to our long-term success. Our compensation program for executive officers is based on the same principles applicable to compensation decisions for all of our employees and generally consists of two compensation elements: cash and equity. A large percent of peer companies also incorporate performance bonus programs to enhance the executive compensation package, whether they are profitable or not. We incorporated both equity and a cash bonus in 2003 after comparison with our peers. In determining executive officer compensation levels for each of these components the compensation committee takes into account both qualitative and quantitative factors. Among the factors considered by the compensation committee are the recommendations of the CEO with respect to the compensation of our other executive officers. The compensation committee, however, makes the final compensation decisions concerning such officers.

      In making compensation decisions, the compensation committee considers compensation practices and financial performance of our peer group. The peer group is comprised of drug delivery and biotech companies that are among those entities who participate in an annual biotechnological survey conducted by Radford Associates in conjunction with Aon Consulting Group (the “Radford Survey”). The peer group included companies within our investment space. The 2002 custom survey included public and private companies considered to be similar to us or to be our competitors.

      The compensation committee uses this information as a guide, but does not target total executive compensation or any component thereof to any particular point within, or outside, the range of peer group results. However, the compensation committee believes that compensation at or near the weighted average of the peer group for base salaries is generally appropriate to use as a guideline for compensation decisions. The specified weighted averages are considered on both an absolute basis and a size-adjusted basis (i.e., reflecting compensation levels that are commensurate with our size relative to the sizes of the peer group companies).

Specific compensation for individual executive officers will vary from these levels as the result of other factors considered by us, unrelated to compensation practices of the peer group.

Compensation Elements

      For fiscal 2002, our executive compensation program consisted of a base salary, bonus and the grant of stock options.

      Base Salary. The compensation committee determines salaries for our executive officers by evaluating, subjectively, the responsibilities of the position held and the experience and performance of the individual and comparing base salaries for comparable positions at peer group entities. In determining the base salaries for 2002, the compensation committee reviewed the peer group data with our CEO for each executive position. In addition, the compensation committee reviewed the responsibility level of each position, together with the executive officer’s individual performance for the prior year and objectives for the current year. In addition, our overall performance during the past year was compared to objectives for the prior year and performance targets for the current year. In general, during 2002, the base salaries for our executive officers were adjusted between 0 and 10% depending on performance, with the average salary increase being approximately 5%.

      Bonus. A discretionary cash bonus was also awarded to some of the executive officers in 2002. Their performance was compared to the goals and objectives for the Company and their respective areas of control from the 2001 and 2002 Business Plans. Each position was also compared to respective positions among peer companies. Overall the cash bonus as a percent of base salary was much smaller than those of peer companies, many of whom were not profitable.

      Stock Options. The long-term incentive component of our executive officers is stock options. The compensation committee believes that providing executive officers with opportunities to acquire significant equity positions in the company and thus, the opportunity to share in our growth and prosperity, through the grant of stock options will enable us to attract and retain qualified and experienced executive officers. Stock options represent a valuable portion of the compensation program for our executive officers. The exercise price of stock options is the fair market value of the shares on the date of the grant and generally only provide a benefit if the value of the shares increases. Grants of stock options to executive officers are made by the compensation committee upon the recommendation of the CEO, who comprises the stock option committee, and are based upon a review of peer group and our relative size data within the 2002 survey. Each executive officer’s stock option ownership is compared to ownership levels of officers in similar positions in companies in our peer group or the Radford Survey. We also evaluate the executive officer’s past and expected future performance and the number of outstanding and previously granted options.

CEO Compensation

      Base Salary. In determining the base salary for Mr. Bethune in 2002, the compensation committee reviewed the peer group data and reviewed the Radford Survey. The compensation committee also compared our performance to our stated objectives in 2002, and considered performance targets for 2003, and based on this review elected to increase Mr. Bethune’s base salary from approximately $280,000 per year to $350,000 per year.

      Bonus. A discretionary bonus in the amount of $450,000 was awarded to Mr. Bethune in 2002 based upon his performance as compared to the goals and objectives of the Company. $300,000 of the bonus was paid in cash and $150,000 of the bonus was paid through a deferred compensation arrangement.

      2001 Executive Long Term Incentive Compensation Program. On August 5, 2001, the board of directors approved the 2001 executive long term incentive compensation program. The purpose of program is to enhance our ability to retain Mr. Bethune and provide Mr. Bethune with incentive compensation based on the achievement of certain performance goals. The program was adopted under our 2000 stock incentive plan and is subject to the terms and provisions thereof. Only our Chief Executive Officer and Chairman of the Board are eligible to participate in the program.

      The program has a term of three years, during which time awards may be made. Awards may consist of the issuance of shares of common stock, restricted stock or options with a fixed or variable exercise price, or any combination of the above. Under the program, the aggregate value of all awards granted under the program, determined on the date of grant, cannot exceed $7,000,000. With respect to any options granted under the program, the options will be valued based on the Black-Scholes option pricing model.

      The compensation committee may determine that the grant or vesting of an award shall be dependent on the satisfaction of performance criteria or other conditions, but is not required to make such determination. The relevant criteria may include, product development, corporate partnering, strategic planning, capital or fund raising, success in clinical trials, establishment of manufacturing capabilities, regulatory approvals, attracting and retaining senior management, financial objectives, strategic alliances and other factors or matters. As soon as practicable after the end of any designated performance period the compensation committee will certify in writing our attainment or non-attainment of the performance goals and criteria.

      In recognition of Mr. Bethune’s achievements and our performance under his leadership, and to further align his interest with those of our stockholders, in 2002 the compensation committee granted Mr. Bethune an option to purchase 100,000 shares of common stock under the program. 25,000 of the options have an exercise price of $22.62 per share, 25,000 of the options have an exercise price of $25.00 per share, 25,000 of the options have an exercise price of $28.00 per share and 25,000 of the options have an exercise price of $30.00 per share. The stock options will vest ratably, monthly, over twenty-four months from the date of grant.

Other Compensation Considerations

      Under Section 162(m) of the Internal Revenue Code we may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer or any of the four most highly compensated executive officers to the extent that any of the persons receive more than $1,000,000 in compensation in any one year. However, if we pay compensation that is “performance-based” under Section 162(m) we can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year. Our 1987 performance stock option plan and our 2000 stock incentive plan have been designed to qualify as “performance-based” plans and therefore compensation realized in connection with exercise of options granted under these plans is fully tax deductible on our federal income tax return. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy that all compensation must be deductible on our federal income tax returns.

COMPENSATION COMMITTEE

Mr. Sander A. Flaum, Chairman
Dr. Nicolas Bazan
Dr. D. Walter Cohen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No member of the compensation committee was at any time during fiscal 2002 an officer or employee of the company. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more executive officers serving as a member of our board of directors or compensation committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the NASD, and us.

      Based solely on our review of Section 16(a) forms received by us and written representations that no other reports were required, we believe that, during the last fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On July 18, 2000, we formed a joint venture with Elan International Services, Ltd., a wholly owned subsidiary of Elan Corporation, plc. The joint venture is a Bermuda limited company and is initially owned 80.1% by us and 19.9% by Elan. Its purpose is to develop and commercialize oncology and pain management products. In a related transaction, Elan purchased 12,015 shares of our Series A convertible exchangeable preferred stock on July 18, 2000 for $12,015,000. We used the proceeds of the preferred stock sale to purchase 6,000 shares of the joint venture’s common stock and 3,612 shares of its preferred stock to fund our share of the joint venture’s initial capitalization. Elan may also loan us up to $8,010,000 to support our share of the joint venture’s research and development costs pursuant to a convertible promissory note issued by us to Elan. Elan purchased 442,478 shares of our common stock for $5,000,000 and we issued Elan a five-year warrant to purchase up to 1,000,000 shares of our common stock for $18 per share in conjunction with the formation of the joint venture.

PERFORMANCE GRAPH

      The following graph and table provide a comparison from December 31, 1997 through December 31, 2002 of the cumulative stockholder return (assuming reinvestment of dividends) among our common stock, the Nasdaq Pharmaceutical Index and the Nasdaq Index. The graph assumes $100 invested on January 1, 1997 in the shares and each of the indices. The stock price performance shown on the graph below is not necessarily indicative of the future price performance.

Date	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Atrix	100.00	60.17	35.17	115.68	139.73	103.99
Nasdaq Pharmaceutical	100.00	126.94	239.34	298.54	254.43	164.38
Nasdaq Index	100.00	140.99	261.48	157.42	124.89	86.34

AUDIT COMMITTEE REPORT

      The following is a report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2002, which include our consolidated balance sheets as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2002, and the notes thereto.

      The audit committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates pursuant to a written charter adopted by the board of directors and attached to this Proxy Statement as Appendix A. In general, the audit committee charter sets forth:

•	the scope of the audit committee’s responsibilities and the means by which it carries out these responsibilities;

•	the outside auditor’s accountability to the board of directors and the audit committee; and

•	the audit committee’s responsibility to assist the board of directors in determining the independence of the outside auditor.

      As described more fully in its charter, the purpose of the audit committee is to assist the board of directors in its general oversight of our financial reporting, internal control, and audit functions. Management is responsible for the preparation, presentation, and integrity of our financial statements; selection of accounting and financial reporting principles; and maintaining internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Deloitte & Touche LLP, our independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

      The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The committee serves a board-level oversight role, in which it provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the committee’s members in business, financial, and accounting matters.

      The audit committee members have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of our independent auditors included in their report on our financial statements. The committee’s oversight role does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the committee’s considerations and discussions with management and the independent auditors do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, or that our independent auditors are in fact “independent.”

      Among other matters, the audit committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence matters, and the extent to which the independent auditor may be retained to perform non-audit services. The audit committee and the board have ultimate authority and responsibility to select, evaluate, and, when appropriate, replace our independent auditors. The audit committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of our financial, accounting, and internal controls. Management and independent auditor presentations to and discussions with the audit committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditors. In addition, the audit committee generally oversees our internal compliance programs.

Review with Management

      The audit committee has reviewed and discussed our audited financial statements with management. Management represented to the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles.

Review and Discussions with Independent Auditors

      During 2002, the audit committee held meetings with management and the independent auditors to discuss the overall scope and plans for the audit. We also met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls. In addition, the committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2002 and held discussions with management and Deloitte & Touche LLP on the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

      The audit committee has also discussed with Deloitte & Touche the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), which includes, among other items, matters related to the conduct of the audit of our financial statements.

      The audit committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to the auditors’ independence from us and our related entities) and has discussed with Deloitte & Touche LLP their independence from Atrix. In addition, the audit committee has also considered whether the provision of those services set forth in the table below is compatible with Deloitte & Touche LLP maintaining its independence from Atrix.

      In reliance on the reviews and the meetings, discussions and reports noted above, the committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Mr. H. Stuart Campbell, Chairman
Mr. C. Rodney O’Connor
Dr. George J. Vuturo

Audit Fees

      The following table sets forth the aggregate fees billed by Deloitte & Touche LLP for the following services during fiscal 2002:

Description of Services	Fee Amount

Audit fees(1)	$185,574
Financial Information Systems Design and Implementation Fees	$0
All other fees(2)	$138,711

Total	$324,285

(1)	Represents the aggregate fees billed for professional services rendered for the audit of our annual financial statements during fiscal 2002 and for the review of the financial statements included in our quarterly reports during such period.

(2)	Represents the aggregate fees billed in 2002 for services other than the audit and review of our 2002 financial statements, but includes, for example, fees for separate audits of our subsidiaries, fees related to the filing of our registration statements and fees for tax-related services.

PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT OF
THE 2000 STOCK INCENTIVE PLAN

      Our stockholders are being asked to vote on the proposed amendment and restatement of our 2000 Stock Incentive Plan (a) to increase by 1,500,000 the number of shares authorized for issuance under the Incentive Plan for a total of 4,250,000, (b) to eliminate the automatic transfer to the Incentive Plan of any shares awarded under our former stock option plan which are cancelled, expired or are forfeited to us, (c) to limit the maximum number of shares which may be issued under the Incentive Plan as restricted stock to 250,000 shares, (d) to increase the limit on the number of shares with respect to which options which may be awarded to a participant in any fiscal year from 250,000 to 400,000 shares and increase the limit on the additional number of shares with respect to which a participant may be granted stock options in connection with his or her initial commencement of services with us from 100,000 to 300,000 shares, (e) to require that non-qualified stock options be granted at an exercise price of not less than 100% of the fair market value of the shares on the date the option is granted, (f) to eliminate the ability of the plan administrator to permit grantees to exercise any part or all of an award prior to full vesting of the award, and (g) to require stockholder approval to (x) reduce the exercise price of any outstanding award or (y) undertake an award exchange program where outstanding awards are exchanged for awards with a lesser exercise price.

      The Incentive Plan currently provides for the issuance of stock options and restricted stock covering up to 2,750,000 shares plus any shares awarded under our former stock option plan which are cancelled, expired or are forfeited to us. As of the record date, options to purchase an aggregate of 2,419,704 shares and 0 shares of restricted stock were outstanding. A total of 160,790 shares were available for future issuance subject to options or as shares of restricted stock. Our board of directors has concluded that the proposed amendment is in the best interests of us and our stockholders. The amendment to our Incentive Plan as described above will enable us to grant options and restricted stock as needed to attract and retain talented employees.

      Our board believes that our long-term success depends upon our ability to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to us. Our Incentive Plan is intended to enhance our ability to provide individuals with awards and incentives commensurate with their contributions and is competitive with those offered by other employers. The stock options and restricted stock granted under this plan will increase stockholder value by further aligning the interests of these individuals with the interests of our stockholders by providing our employees an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance.

      Because of our continuing efforts to conserve cash and pursue a conservative fiscal policy, stock and options have constituted and will continue to constitute an important and significant component of the compensation offered to our employees. Especially in the highly competitive biotechnology industries, the ability to attract and retain highly qualified employees is essential to our success. The grant of stock options and restricted stock in these industries is often the primary consideration of individual employees in making employment decisions, both at the time of initial employment and later when they consider possible employment alternatives. It is essential that we have a stock incentive plan that provides a sufficient number of shares available for grant.

      A general description of the principal terms of our Incentive Plan as proposed to be amended is set forth below; however, the summary does not purport to be a complete description of all of the provisions of our Incentive Plan and is qualified in its entirety by reference to the Incentive Plan. Copies of the Incentive Plan may be obtained upon request to our Corporate Secretary at our principal executive offices.

      The affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote is required for approval of the amendment to our Incentive Plan.

General Description

      Our Incentive Plan was approved by our board of directors in March 2000 and by our stockholders in May 2000 and subsequently amended in 2001. The purposes of our Incentive Plan are to give our employees, directors and consultants an incentive, through ownership of our common stock, to continue in service to us, and to help us compete effectively with other enterprises for the services of qualified individuals.

      Our Incentive Plan permits the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code, or the Code, only to our employees or employees of any parent or subsidiary corporation of ours. Non-qualified stock options and restricted stock may be granted to employees, directors and consultants. Our Incentive Plan provides for the grant of options, including ISOs and non-qualified stock options, which we refer to in this proxy statement as awards, with an exercise privilege at a fixed price related to the common stock and/or the passage of time, the occurrence of one or more events or the satisfaction of performance criteria or other conditions. Under our Incentive Plan, awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the administrator of the plan may determine from time to time. The Incentive Plan is not a qualifying deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

Administration

      Our Incentive Plan is administered, with respect to grants to directors, officers, consultants, and other employees, by the administrator of our Incentive Plan, defined as our board of directors or a committee designated by our board. Our committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934. With respect to awards subject to Code Section 162(m), the committee will be comprised solely of two or more “outside directors” as defined under Section 162(m) and applicable tax regulations. For grants of awards to individuals not subject to Rule 16b-3 and Section 162(m), our board may authorize one or more officers to grant such awards.

Shares Reserved

      If the stockholders approve the amendment and restatement of the Incentive Plan, the number of shares authorized for issuance under the Incentive Plan will be increased by 1,500,000 shares for a total reserve of 4,250,000 shares. Notwithstanding the foregoing, of the number of shares reserved for issuance under the Incentive Plan, if the stockholders approve the amendment and restatement of the Incentive Plan, the maximum aggregate number of shares which may be issued as restricted stock shall be 250,000 Shares.

Code Section 162(m) Limitations

      Our Incentive Plan currently limits the number of options which may be awarded to a participant in any fiscal year to 250,000 shares. However, in connection with his or her initial commencement of services with us, a participant in our Incentive Plan may be granted stock options for up to an additional 100,000 shares, which do not count against the limit set forth in the previous statement. If the stockholders approve the amendment and restatement of the Incentive Plan, (a) the number of options which may be awarded to a participant in any fiscal year shall be increased from 250,000 to 400,000 shares and (b) the additional number of shares with respect to which a participant may be granted stock options in connection with his or her initial commencement of services with us shall be increased from 100,000 to 300,000 shares. The limitations ensure that any options granted under our Incentive Plan qualify as “performance-based compensation” under Section 162(m) of the Code.

      Under Code Section 162(m) no deduction is allowed in any taxable year for compensation in excess of $1 million paid to our chief executive officer and each of our four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by our stockholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible employees under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of our common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to employees only if the stock price appreciates.

      If our Incentive Plan did not contain the Code Section 162(m) share limits with respect to which options may be granted to eligible employees under such plan during a specified period, any compensation expense associated with the options granted under our Incentive Plan in excess of the shares currently available for issuance (together with all other non-performance based compensation) in excess of $1 million for any of our five highest paid officers would not be deductible under the Code.

Amendment and Termination

      Our board of directors may at any time amend, suspend or terminate our Incentive Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system and the rules of any foreign jurisdiction applicable to awards granted to residents therein, we will obtain stockholder approval of any amendment to our Incentive Plan in such a manner and to such a degree as required. If the stockholders approve the amendment and restatement of the Incentive Plan, stockholder approval will be required in order to (a) reduce the exercise price of any outstanding award and (b) undertake an award exchange program where outstanding options are exchanged for awards with a lesser exercise price.

      Our Incentive Plan will terminate in March 2010 unless previously terminated by our board.

Other Terms

      Our Incentive Plan authorizes the administrator to select the employees, directors and consultants of ours to whom awards may be granted. The plan also authorizes the administrator to determine the terms and conditions of any award.

      Our Incentive Plan authorizes the administrator to grant ISOs at an exercise price of not less than 100% (or 110% in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of ours or any parent or subsidiary corporation of ours) of the fair market value of the shares on the date the option is granted. The Incentive Plan currently provides that non-qualified stock options may be granted at an exercise price of not less than 85% of the fair market value of the shares on the date the option is granted, unless otherwise determined by the plan administrator. If the stockholders approve the amendment and restatement of the Incentive Plan, non-qualified stock options must be granted at an exercise price of not less than 100% of the fair market value of the shares on the date the option is granted. The exercise price of awards intended to qualify as performance-based compensation for purposes of Code Section 162(m) may not be less than 100% of the fair market value. The exercise price is generally payable in cash or, in certain circumstances, with a promissory note, with such documentation as the administrator and the broker, if applicable, require to effect an exercise of an award and delivery to us of the sale or loan proceeds required to pay the exercise price, or with shares. The aggregate fair market value of the shares with respect to any ISOs that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

      Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of us as specified in agreements issued under our Incentive Plan. The administrator has the authority to accelerate the vesting schedule of awards so that they become fully vested, exercisable and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a change in control, corporate transaction or related entity disposition, all as defined in our Incentive Plan. Effective upon the consummation of such a corporate transaction, all outstanding awards under our Incentive Plan will terminate unless assumed by the successor company or its parent including affirmation of the awards by us if we are the surviving entity in the transaction. The Incentive Plan currently permits the administrator to include a provision whereby the grantee may elect at any time while an employee, director or consultant to exercise any part or all of the award prior to full vesting of the award. If the stockholders approve the amendment and restatement of the Incentive Plan, it will eliminate the ability of the administrator to permit grantees to exercise any part or all of the award prior to full vesting of the award.

      Under our Incentive Plan, ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, our Incentive Plan permits the designation of beneficiaries by holders of ISOs. Other awards are transferable to the grantee’s immediate family to the extent provided in the award agreement or in the manner and to the extent permitted by the administrator.

      Under our Incentive Plan, the administrator may establish one or more programs under the plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award. The administrator also may establish under our Incentive Plan separate programs for the grant of particular forms of awards to one or more classes of grantees.

Certain Federal Tax Consequences

      The grant of a non-qualified stock option under our Incentive Plan will not result in any federal income tax consequences to the optionee or to us. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code. Any gain or loss on the optionee’s subsequent disposition of the shares will receive long-term or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.

      The grant of an ISO under our Incentive Plan will not result in any federal income tax consequences to the optionee or to us. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. The tax consequences of a disposition of stock acquired upon exercise of an ISO depends upon how long the optionee has held the shares. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

      If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition, which we refer to as a disqualifying disposition. The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long-term or short-term capital gain, depending on whether the stock was held for more than one year. We are entitled to a deduction equal to the amount of ordinary income recognized by the optionee in the year of the disqualifying disposition.

      The “spread” under an ISO, i.e., the difference between the fair market value of the shares at exercise and the exercise price, is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

      The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long-term or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. We do not receive a tax deduction for any such gain.

      Recipients of restricted stock may make an election under Section 83(b) of the Code to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain to the recipient. An election under Section 83(b) must be made within 30 days from the time the restricted stock is issued.

      The foregoing is only a summary of the current effect of federal income taxation upon the grantee and us with respect to the shares purchased under our Incentive Plan. You should refer to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a grantee’s death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

Plan Benefits

      The grant of stock options and shares of restricted stock to executive officers is subject to the discretion of our compensation committee and our board of directors. The following table sets forth the grants under the Incentive Plan to our Chief Executive Officer and our other four most highly compensated executive officers whose total annual compensation exceeded $100,000 during 2002 (which we refer to as the named executive officers), and to the various indicated groups. The closing price of our shares of common stock on the Nasdaq National Market as of the record date was $13.97.

	Number of	Weighted Average
Name and Principal Position	Options	Exercise Price

Mr. David R. Bethune	100,000	$26.41
Chairman and CEO
Dr. Stephen L. Warren	50,000	$21.09
Vice President of Research and Development
Dr. Charles P. Cox	8,000	$22.83
Senior Vice President of Corporate Development
Mr. Brian G. Richmond	15,000	$22.83
Chief Financial Officer
Dr. David W. Osborne	10,000	$22.83
Vice President, Dermatology Division
Dr. J. Steven Garrett	5,000	$22.83
Principal Dental Specialist
Dr. Richard L. Dunn	20,000	$22.83
Principal Research Scientist
All current executive officers as a group (5 persons)	183,000	$24.31
All current non-executive directors as a group (7 persons)	46,900	$21.87
All employees, excluding executive officers, as a group (182 persons)	597,500	$21.70

      As of the date hereof, our compensation committee and our board of directors has not determined future awards that may be made under our Incentive Plan. Accordingly, future benefits or amounts received are not determinable at this time.

      OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO AMEND AND RESTATE THE 2000 STOCK INCENTIVE PLAN.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      Our board of directors, upon the recommendation by our audit committee, has selected Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2003. Representatives of Deloitte & Touche will be present at the meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Vote Required and Board of Directors’ Recommendation

      Although it is not required to do so, the board of directors is submitting the audit committee’s selection of our independent auditors for ratification by the stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such selection. The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal. Whether the proposal is approved or defeated, the audit committee may reconsider its selection.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP.

VOTING VIA THE INTERNET OR BY TELEPHONE

For Shares Directly Registered in the Name of the Stockholder

      Stockholders with shares registered directly with American Stock Transfer and Trust Company, or AST, may vote those shares telephonically by calling AST at (800) 776-9437 (within the U.S. and Canada only, toll-free), or via the Internet at AST’s voting Web site (www.voteproxy.com).

For Shares Registered in the Name of a Broker or a Bank

      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by AST for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com).

DELIVERY OF VOTING MATERIALS

      To reduce the expenses of delivering duplicate voting materials to our stockholders, we are taking advantage of new householding rules that permit us to deliver only one set of voting materials, meaning the proxy statement and our 2002 annual report, to stockholders who share the same address unless otherwise requested. Each stockholder will receive a separate proxy card or voting instruction form and will therefore retain a separate right to vote on all matters presented at the meeting.

      If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials or request that we only send one set of voting materials to you if you are receiving multiple copies by calling us at: (970) 482-5868 or by writing us at: Atrix Laboratories, Inc., 2579 Midpoint Drive, Fort Collins, Colorado 80525, Attn: Investor Relations.

ANNUAL REPORT

      Our 2002 annual report, which includes our Annual Report on Form 10-K for the year ended December 31, 2002, has been mailed to stockholders along with this proxy statement. If you have not received or had access to our annual report, please call Investor Relations at (970) 482-5868, and a copy will be sent to you.

STOCKHOLDER PROPOSALS

      In accordance with Rule 14a-8 under the Exchange Act, any stockholder who intends to submit a proposal at our 2004 annual meeting of stockholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no later than November 28, 2003. Such proposal should be sent to our Corporate Secretary at 2579 Midpoint Drive, Fort Collins, Colorado 80525.

      In addition, our bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by our Corporate Secretary not less than 45 days nor more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the previous year’s annual meeting, and the notice must contain specified information concerning the matters to be brought before the meeting and the stockholder proposing such matters. Therefore, to be presented at our 2004 Annual Meeting, a proposal must be received by our Corporate Secretary on or after January 12, 2004 but no later than February 10, 2004. If a stockholder gives notice of such a proposal after the discretionary vote deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal, if the proposal is allowed to be raised at our 2004 annual meeting — generally without including any disclosure of the proposal in the proxy statement or on the proxy card.

      It is important that proxies be returned promptly. Therefore, stockholders, whether or not they expect to attend the meeting in person, are requested to complete, date, and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. By returning your proxy promptly you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. Stockholders who attend the meeting may revoke a prior proxy and vote their proxy in person as set forth in this proxy statement.

By Order of the Board of Directors,

David R. Bethune
Chairman of the Board and Chief Executive Officer

Fort Collins, Colorado
March 26, 2003

APPENDIX A

ATRIX LABORATORIES, INC.

CHARTER OF THE AUDIT COMMITTEE

PURPOSE AND AUTHORITY

      The Audit Committee (the “Committee”) assists the Board of Directors (the “Board”) of Atrix Laboratories, Inc. (the “Company”) in fulfilling its responsibilities as to the quality and integrity of the Company’s financial records and reports. The Committee’s purpose is to prepare the report that rules of the Securities and Exchange Commission (“SEC”) require be included in the Company’s annual proxy statement and to assist Board oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors.

COMMITTEE MEMBERSHIP

      The Committee shall consist of no fewer than 3 members all of whom meet the independence requirements of The NASDAQ Stock Market. No Committee member may receive any consulting, advisory or other fees from the Company other than director and committee fees. No Committee member may simultaneously serve on the audit committee of more than two other public company audit committees. Each Committee member must be financially literate, as determined by the Board, and at least one member shall have accounting or related financial management expertise and must be a “financial expert,” as defined by the SEC.

      The Committee shall have at least three members and shall be appointed by the Board, on the recommendation of the Nominating Committee, to serve an annual term. Committee members may be replaced by the Board. One Committee member shall be designated as the Chair.

      The Company shall provide the Committee with sufficient funding for it to engage and retain its own advisors.

DUTIES AND RESPONSIBILITIES

General

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

      The operation of the Committee shall be subject to the Bylaws of the Company, as in effect from time to time. The Committee shall have the full power and authority to carry out the following responsibilities:

A.	Independent Audit

      1. Establish a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders.

      2. Select the independent auditing firm to be engaged to conduct the annual audit of the financial statements of the Company and its subsidiaries for the ensuing year (subject, if applicable, to shareholder ratification).

      3. Approve the compensation of the independent auditors for their annual examination and quarterly reviews, examine the contents of their engagement letter and approve and oversee all auditing services to be provided to the Company.

      4. At least annually, obtain and review a report by the independent auditors describing (a) the firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) (to assess the auditor’s independence) all relationships between the independent auditors and the Company. Consider whether, in the interest of independence, there should be regular rotation of the audit firm. Confirm that the lead audit partner and the audit partner responsible for reviewing the audit are rotated at least once every five years. Present its conclusions on the foregoing matters to the Board.

      5. Review with the independent auditors, prior to the beginning of their audit, the scope of their examination and planning and staffing of the audit.

      6. Meet with the independent auditors, without management present, and inquire as to:

•	whether there were any audit problems or difficulties encountered during their audit, including any restrictions on the scope of activities or access to requested information, and management’s response;

•	whether there were accounting or disclosure issues not resolved to their satisfaction; and

•	whether there were any other matters (including matters affecting their independence) that should be discussed with the Committee that have not been raised or covered elsewhere.

      7. Report the results of the audit to the Board and, if the Committee is satisfied with all of its reviews and discussions, recommend that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

      8. Obtain from the independent auditors an annual written communication that is prepared in accordance with Standard No. 1 of the Independence Standards Board delineating all relationships of the independent auditors with the Company as well as the nature and extent of the professional advisory services provided to the Company.

      9. Resolve any disagreements between the independent auditors and management.

      10. Review and evaluate the independent auditors’ qualifications, independence and performance, including a review and evaluation of the lead partner of the auditor, taking into account the opinions of Company management and personnel responsible for the Company’s internal audit function, and, if necessary, terminate and replace the independent auditor.

B.	Interim and Annual Financial Reports

      1. Review and discuss the Company’s interim and annual financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

      2. Generally discuss earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release or each instance in which the Company provides earnings guidance.

      3. Discuss with the independent auditors the results of their review of the interim financial results in accordance with Statement on Auditing Standards No. 71, such that the results are communicated:

•	prior to the filing with the SEC of the Company’s Quarterly Report on Form 10-Q; and

•	either to all members of the Committee or to the Chair of the Committee.

      4. Discuss with outside counsel and other members of management the substance of any significant litigation, contingencies or claims that had, or may have, a significant impact on the financial statements.

      5. Obtain timely reports from the independent auditors regarding:

•	the appropriateness and consistent application of the Company’s critical accounting policies and practices;

•	all alternative treatments of financial information within generally accepted accounting principles discussed between the independent auditors and management, the ramifications of the use of such alternative treatments and the independent auditors’ preferred treatment;

•	the reasonableness of significant estimates and judgments;

•	the clarity and completeness of the Company’s financial disclosure practices;

•	any other material written communication between the auditors and management, such as any management letter or schedule of unadjusted differences; and

•	discuss with management and the independent auditors the quality, not just the acceptability, of the Company’s accounting principles.

C.	Internal Controls

      1. Review and discuss the activities of management to provide reasonable assurance as to the adequacy and effectiveness of the Company’s internal accounting and financial controls, including those related to the security of its information systems and risk assessment and risk management.

      2. Review the independent auditors’ letter to management containing suggestions for improvements in the Company’s accounting policies, procedures and internal controls, and ascertain that management has adequately responded to the letter.

      3. Review the appointment and replacement of the senior internal auditing executive.

      4. Receive quarterly reports from management on the Company’s risk exposure to floating rate debt, and review the terms and market value of all derivative instruments used to manage interest rate and other financial risks.

      5. Obtain reports from management, the Company’s senior internal auditing executive and independent auditors that the Company and its subsidiaries are in compliance with applicable laws and regulations, as well as the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions.

D.	Other

      1. Pre-approve all non-audit services to be provided to the Company by the independent auditors and confirm that such services are not prohibited by law or the rules of The Nasdaq Stock Market and are disclosed in the Company’s SEC filings.

      2. Engage any outside advisors that the Committee determines to be necessary or appropriate and approve the compensation and other retention terms of such advisors.

      3. Review the adequacy of the professional qualifications of the Company’s accounting personnel and assess succession planning within the Company’s accounting organization.

      4. Establish hiring policies for employees and former employees of the independent auditors. Confirm that within the year preceding the start of each year’s audit, none of the Company’s Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer or any person serving in an equivalent position for the Company was employed by the auditors or participated in any capacity in the Company’s audit.

      5. Receive explanations from management or the independent auditors of changes in, or adoption of, accounting principles and reporting and auditing standards that have had, or may have, an effect on the financial statements.

      6. Review the Company’s major financial exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

      7. Review the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

      8. Receive briefings on other accounting and financial matters on a regular basis to expand each member’s knowledge of matters impacting the Company.

      9. Review and approval all related party transactions and review all disclosures of such transactions.

      10. Investigate any other matter brought to the Committee’s attention within the scope of its duties and retain outside legal counsel and other experts for this purpose if, in the Committee’s judgment, that is appropriate.

      11. Obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

      12. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

      13. Review and reassess this Charter as circumstances dictate, but no less frequently than annually.

      14. Review and evaluate its performance at least annually.

MEETINGS

      The Committee shall meet at least quarterly, unless otherwise agreed. The Committee may establish its own schedule and notify the Board. The Committee shall meet separately, periodically, with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent auditors.

MINUTES

      The Committee will maintain written minutes of its meeting which minutes will be filed with the minutes of the meetings of the Board.

APPENDIX B

ATRIX LABORATORIES, INC.

2000 STOCK INCENTIVE PLAN

(Amended and restated as of April 27, 2003)

      1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

      2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Award” means the grant of an Option or Restricted Stock under the Plan.

(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means (i) with respect to a Grantee who is a party to a written agreement with, or alternatively, participates in a compensation or benefit plan of the Company or a Related Entity, which agreement or plan contains a definition of “for cause” or “cause” (or words of like import) for purposes of termination of Continuous Service thereunder by the Company or such Related Entity, “for cause” or “cause” as defined in the most recent of such agreements or plans, or (ii) in all other cases, as determined by the Administrator, in its sole discretion, (a) the willful commission by a Grantee of a criminal or other act that causes or will probably cause substantial economic damage to the Company or a Related Entity or substantial injury to the business reputation of the Company or a Related Entity; (b) the continuing willful failure of a Grantee to perform the duties of such Grantee to the Company or a Related Entity (other than such failure resulting from the Grantee’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Grantee by the Administrator; or (c) the order of a federal or state bank regulatory agency or a court of competent jurisdiction requiring the termination of the employee’s employment. For purposes of the Plan, no act, or failure to act, on the Grantee’s part shall be considered “willful” unless done or omitted to be done by the Grantee not in good faith and without reasonable belief that the Grantee’s action or omission was in the best interest of the Company or a Related Entity.

(h) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than twenty-five percent (25%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the

Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means any committee appointed by the Board to administer the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Atrix Laboratories, Inc., a Delaware corporation.

(m) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(n) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(o) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option qualified under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(p) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(iii) approval by the Company’s stockholders of any plan or proposal for the complete liquidation or dissolution of the Company;

(iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than twenty-five percent (25%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(v) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than twenty-five percent (25%) of the total combined voting power of the Company’s outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

(q) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(r) “Director” means a member of the Board or the board of directors of any Related Entity.

(s) “Disability” means a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(t) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(w) “Grantee” means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

(x) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(z) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ee) “Plan” means this 2000 Stock Incentive Plan.

(ff) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(gg) “Related Entity Disposition” means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

(hh) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(ii) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(jj) “Share” means a share of the Common Stock.

(kk) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan.

      (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 4,250,000 Shares. Notwithstanding the foregoing, subject to the provisions of Section 10, below, of the number of Shares specified above, the maximum aggregate number of Shares that may be issued pursuant to all Awards of Restricted Stock is 250,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

      (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

      4. Administration of the Plan.

      (a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with

Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

      (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided, however, that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent and, provided further, that, without stockholder approval, outstanding Awards may not be (A) amended to reduce the exercise price of the Award or (B) surrendered or cancelled in exchange for Awards with a lower exercise price;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

      5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

      6. Terms and Conditions of Awards.

      (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares or (ii) an Option with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options and sales or bonuses of Restricted Stock, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

      (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

      (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

      (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

      (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

      (f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

      (g) Individual Option Limit. The maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be 400,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options for up to an additional

300,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

      (h) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of all Awards shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

      (i) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee’s Incentive Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Other Awards may be transferred by gift or through a domestic relations order to members of the Grantee’s Immediate Family to the extent provided in the Award Agreement or in the manner and to the extent determined by the Administrator.

      (j) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

      7. Award Exercise or Purchase Price, Consideration and Taxes.

      (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of other Awards, such price as is determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

      (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the

Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

(iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(vi) any combination of the foregoing methods of payment.

      (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

      8. Exercise of Award.

      (a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

      (b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

      9. Conditions Upon Issuance of Shares.

      (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

      10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options may be granted to any Employee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

      11. Corporate Transactions/ Changes in Control/ Related Entity Dispositions. Except as may be provided in an Award Agreement:

(a) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction, Change in Control or Related Entity Disposition or at the time of an actual Corporate Transaction, Change in Control or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction, Change in Control or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction, Change in Control or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control or Related Entity Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its parent, including affirmation of the Award by the Company in the event of a Corporate Transaction as defined in Section 2(p)(iv) and 2(p)(v), above.

(b) The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction, Change in Control or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

      12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

      13. Amendment, Suspension or Termination of the Plan.

      (a) The Board may at any time amend, suspend or terminate the Plan provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would amend the provisions of Section 4(b)(vi).

      (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

      (c) No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

      14. Reservation of Shares.

      (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      15. No Effect on Terms of Employment/ Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s right to terminate the Grantee’s Continuous Service at any time, with or without cause.

      16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

      17. Plan Approval. The Plan was adopted by the Board in March of 2000 and adopted by the stockholders of the Company in May 2000. In 2001, the Board adopted and approved an amendment of the Plan to increase the number of share reserved for issuance under the Plan by 1,000,000 Shares, which amendment of the Plan was approved by the Company’s stockholders in May 2001. In 2003, the Board adopted and approved an amendment and restatement of the Plan to increase the number of share reserved for issuance under the Plan by 1,500,000 Shares and to amend various terms of the Plan, including (a) to limit the maximum number of Shares which may be issued under the Plan as Restricted Stock to 250,000 Shares, (b) to increase the limit on the number of Shares with respect to which Options which may be awarded to a Grantee in any fiscal year from 250,000 to 400,000 Shares and increase the limit on the additional number of Shares with respect to which a Grantee may be granted Options in connection with his or her initial commencement of services with the Company from 100,000 to 300,000 Shares, (c) to require that Non-Qualified Stock Options be granted at an exercise price of not less than 100% of the Fair Market Value of the Shares on the date the option is granted, (d) to eliminate the ability of the Administrator to permit Grantees to exercise any part or all of an Award prior to full vesting of the Award, and (e) to require stockholder approval to (i) reduce the exercise price of any outstanding Award or (ii) undertake an Award exchange program where outstanding Awards are exchanged for Awards with a lesser exercise price, which amendments are subject to approval by the Company’s stockholders.

PROXY
ATRIX LABORATORIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders to
be Held April 27, 2003

The undersigned stockholder of Atrix Laboratories, Inc. hereby constitutes and appoints Desiree Calvelage and Brian G. Richmond and each of them, proxies, with full power of substitution, for and on behalf of the undersigned to vote, as designated below, according the number of shares of our $.001 par value common stock held of record by the undersigned on March 21, 2003, and as fully as the undersigned would be entitled to vote if personally present at our Annual Meeting of Stockholders to be held at The Fort Collins Marriott, 350 East Horsetooth Road, Fort Collins, Colorado on April 27, 2003 at 2:00 p.m. local time, and at any and all postponements, continuations and adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If properly executed and no direction is made, this proxy will be voted FOR the election of proposed nominees to the board of directors of the Company and FOR each other proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 3.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

ATRIX LABORATORIES, INC.

April 27, 2003

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER

-OR-

TELEPHONE — Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.	ACCOUNT NUMBER

-OR-

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.	CONTROL NUMBER

↓ Please detach and mail in the envelope provided IF you are not voting vie telephone or the internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENEVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Proposal to elect the following nominees to the board of directors:	2.	Proposal to amend and restate our 2000 Stock Incentive Plan, including to increase by 1,500,000 the number of shares of common stock reserved for issuance under the Plan:	☐	☐	☐

☐	FOR ALL NOMINEES	NOMINEES: o Dr. D. Walter Cohen o Mr. Sander Flaum o Mr. Peter Schied
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

3.	Proposal for ratification of selection of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2003: ☐ ☐ ☐

4.	In the discretion of such proxies, upon such other business as may properly come before the meeting or any and all postponements, continuations or adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated March 26, 2003 and the proxy statement furnished therewith.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method	☐

Signature of Shareholder __________________ Date: _________ Signature of Shareholder __________________ Date: _________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.